UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2007
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51846	20-2660764
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2 Corporate Drive
Shelton, Connecticut 06484
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On July 25, 2007, the Board of Directors of Clayton Holdings, Inc. (the “Company”) adopted a Non-Employee Directors’ Deferred Compensation Program (the “Deferred Compensation Program”), pursuant to the recommendation of its Compensation Committee, under which the Company’s non-employee directors may elect in advance to defer receipt of the cash compensation payable by the Company to the non-employee director.  To make an election to defer receipt of their cash compensation, non-employee directors must execute and deliver to the Compensation Committee a Non-Employee Directors’ Deferral Election ( the “Deferral Election”).  The foregoing description of the Deferred Compensation Program and the Deferral Election does not purport to be a complete summary and is qualified in its entirety by reference to the full text of each which are attached hereto as Exhibits 10.1 and 10.2, respectively.

                On July 25, 2007, the Board of Directors of the Company adopted a Amended and Restated Non-Employee Directors’ Compensation Plan (the “Amended and Restated Plan”), pursuant to the recommendation of its Compensation Committee, to fix the date on which the Company’s non-employee directors will receive their cash compensation as the last business day of each month following the end of each calendar quarter and to permit deferral thereof under the Deferred Compensation Program.  The Amended and Restated Plan does not change the amounts of compensation from the amounts in the Non-Employee Directors’ Compensation Plan adopted on January 30, 2007.  The foregoing description of the Amended and Restated Plan does not purport to be a complete summary and is qualified in its entirety by reference to its full text which is attached hereto as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Non-Employee Directors’ Deferred Compensation Program

10.2	Form of Non-Employee Directors’ Deferral Election

10.3	Amended and Restated Non-Employee Directors’ Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.

July 31, 2007	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Non-Employee Directors’ Deferred Compensation Program

10.2	Form of Non-Employee Directors’ Deferral Election

10.3	Amended and Restated Non-Employee Directors’ Compensation Plan